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                                                                    EXHIBIT 99.1

BEYOND.COM CORPORATION ANNOUNCES SUCCESSFUL
NOTE EXCHANGE OFFER WITH OVER 98% PARTICIPATION

September 7, 2000 12:23 PM Eastern Time
SANTA CLARA, Calif.--(BUSINESS WIRE)--Sept. 7, 2000--E-commerce services provider Beyond.com(TM) BYND today announced that approximately $62.2 million in aggregate principal value of the company's 7 1/4% Convertible Subordinated Notes due December 1, 2003, or more than 98 percent of the total, were tendered in its exchange offer that expired on Sept. 6, 2000.

Once consummated, note holders will exchange $62.2 million of existing convertible debt for approximately $42 million dollars of new convertible debt, which allows the company the option of making interest payments in either common stock or cash. The completed note exchange will also enable the company to book a gain on the forgiveness of the existing debt, which results in a positive tangible net worth on the company's balance sheet.

"We are very pleased with the outcome of our note offering," said Curtis
Cluff, CFO and senior vice president of Beyond.com. "Our primary focus now is to continue to execute our business plan, which includes growing our e-commerce services and government reseller businesses, while continuing to reduce our expenses," said Cluff.

About Beyond.com

Beyond.com(TM) is an e-commerce services provider that builds, manages and markets online stores for businesses. The company also sells software and computer-related products to consumers and U.S. Government agencies. The company's BuyDirect Group provides eStores by Beyond.com, a suite of services that enables software developers, systems OEMs and hardware manufacturers to market and sell over the internet. Beyond.com's Government Systems Group provides digital distribution of software and related services to a growing list of U.S. Government agencies, including the Bureau of Engraving and Printing (BEP), Defense Logistics Agency (DLA), Internal Revenue Service (IRS), National Imagery and Mapping Agency (NIMA), Office of Thrift Supervision (OTS) and Patent and Trademark Office (PTO). Beyond.com Corporation trades on the Nasdaq National Market under the symbol ("BYND"). More information on the company can be found in the company's filings with the Securities and Exchange Commission ("SEC").

Safe Harbor Statement

Certain statements in this press release are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements relating to (i) the success of the exchange offer, (ii) Beyond.com's competitive position and intended expansion of its eStores and Government businesses and,
(iii) Beyond.com's ability to continue to lower its expenses. Such statements are subject to substantial risks and uncertainties. Actual results for the third quarter of 2000 and subsequent quarters could differ materially from any future performance suggested above. Factors that might cause such a difference include, but are not limited to, the risks inherent in transitioning a corporation's business from a consumer focus to an e-commerce services focus successfully and competitive responses to the transition. The service offerings for eStores may differ materially from Beyond.com's current expectations. Beyond.com's Government Group is subject to risks inherent in government sales, including long sales and collections cycles. Beyond.com's business is subject to other risks, including the company's ability to ramp its eStores and Government Groups and infrastructure, market acceptance of the company's new initiatives, the company's ability to retain and attract key management and employees, and other risk factors described in the company's filings with the SEC. Beyond.com news and product/service information is available at the company's World Wide website located at http://www.beyond.com.





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CONTACT: Beyond.com Zenobia Austin, 408/855-2768 (media) zenobia@beyond.com
Laura Fulda, 408/855-2728 (investors)